                                                                     Exhibit 12.
                                                                     -----------

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                                     Year ended December 31
                              --------------------------------------------------------------------
                                  1994          1993          1992          1991          1990
                              ------------  ------------  ------------  ------------  ------------
Earnings:
  Earnings before
    income taxes              $302,131,000  $200,537,000  $118,806,000  $ 92,176,000  $ 59,418,000

  Fixed charges:
    Interest                    41,619,000    51,155,000    44,868,000    48,957,000    51,193,000
    One-third rent               1,688,000     1,483,000     1,652,000     1,467,000       812,000
                              ------------  ------------  ------------  ------------  ------------
                                43,307,000    52,638,000    46,520,000    50,424,000    52,005,000
                              ------------  ------------  ------------  ------------  ------------
                              $345,438,000  $253,175,000  $165,326,000  $142,600,000  $111,423,000
                              ============  ============  ============  ============  ============

  Fixed Charges:
    Interest                  $ 41,619,000  $ 51,155,000  $ 44,868,000  $ 48,957,000  $ 51,193,000
    One-third rent               1,688,000     1,483,000     1,652,000     1,467,000       812,000
                              ------------  ------------  ------------  ------------  ------------
                              $ 43,307,000  $ 52,638,000  $ 46,520,000  $ 50,424,000  $ 52,005,000
                              ============  ============  ============  ============  ============

  Ratio of earnings
    to fixed charges (1)              7.98          4.81          3.55          2.83          2.14
                                      ====          ====          ====          ====          ====

(1) For purposes of computing the ratios, earnings consist of earnings before income taxes plus fixed charges.